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                                                                Exhibit 10.16

                              ASSUMPTION AGREEMENT
                                    (Empire)


         This Assumption Agreement (this "Agreement") is entered into by and between Empire Metals, Inc., an Arizona corporation ("Empire"), and EMCO Recycling Corp., an Arizona corporation ("EMCO").


                                    RECITALS

         A. General Parametrics Corporation ("GPAR"), GPAR Merger, Inc., Copperstate Metals, Inc., Empire, EMCO, Gerald Zack, David Zack, Raymond Zack, Donald Moorehead, George Moorehead and Harold Rubenstein have entered into that certain Merger Agreement, dated December 1, 1995, as amended by that certain First Amendment to Merger Agreement dated December ___, 1995, as amended by that certain Second Amendment to Merger Agreement dated February 16, 1996.

         B. Pursuant to the Mager Agreement, GPAR will acquire all of the issued and outstanding shares of EMCO in a merger whereby GPAR Merger, Inc. merges into EMCO, and the shareholders of EMCO transfer all their issued and outstanding shares to GPAR.

         C. In connection with the closing of the transactions contemplated by the Merger Agreement, Empire agrees to assume primary liability for the payment of certain liabilities for which EMCO may also have liability.


                                   AGREEMENT

         In consideration of the premises, and the mutual warranties, covenants and agreements contained herein, the parties hereto agree as follows:


         1. Assumption. Empire agrees to assume primary liability for the payment of the Obligations set forth on Exhibit "A" attached hereto, which obligations are currently reflected as liabilities on EMCO's balance sheet.

         2. Payment to Empire. EMCO hereby pays Empire the sum of $42,273.92 in exchange. for Empire's assumption of the indebtedness set forth on Exhibit "A" attached hereto.


         3. Indemnification. Empire agrees to indemnify and hold harmless EMCO from and against the liabilities set forth on Exhibit "A" pursuant to that certain Indemnity Agreement of even date herewith.
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         4.      General Provisions.

                 a. Notices. AU notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                          (i)     IF TO EMCO TO:

                                  EMCO Recycling Corp.
                                  Attn: George Moorehead
                                  3700 W. Lower Buckeye
                                  Phoenix, Arizona 85009

                                  WITH A COPY TO:

                                  Mr. Gerard Jacobs
                                  General Parametrics Corp.
                                  7600 Augusta Street
                                  River Forest IL 60305

                          (ii)    IF TO EMPIRE:

                                  Empire Metals, Inc.
                                  2010 W. Lower Buckeye Drive
                                  Phoenix, Arizona 85009

                                  WITH A COPY TO:

                                  Rob Kimball, Esq.
                                  Sachs Tierney P.A.
                                  2929 N. Central Avenue Fourteenth Floor
                                  Phoenix, Arizona 85004

         5. Entire Agreement. This Agreement, the Merger Agreement and the Indemnity Agreement executed by the parties on this date contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

         6. Amendment: Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No





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failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         7. Binding Effect: Assignment. The rights and obligations of this Agreement shall bid and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder.

         8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         9. Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reflect shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         10. Governing Law: Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Arizona applicable to contracts executed and to be wholly performed within such state.

         11. Arm's Length Negotiations. Each party herein expressly to all other parties hereto that (a) before executing this Agreement, said party has hilly informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         12. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and all other costs and expenses of litigation from the other party, which amounts may be set by the court in the trial





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of such action or may be enforced in a separate action brought for that purpose, and which amounts shall be in addition to any other relief which may be awarded.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year written below.

                                               EMPIRE METALS, INC.,
                                               an Arizona corporation


Date:  4-11-96                                 By: HAROLD RUBENSTEIN
                                                   ---------------------------
                                                   Harold Rubenstein, President


                                               EMCO RECYCLING CORP.,
                                               an Arizona corporation


Date:  4-11-96                                 By: GEORGE MOOREHEAD
                                                   ---------------------------
                                                   George Moorehead, President





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                                   EXHIBIT A

EMPIRE METALS, INC. - Pre-Petition Payables
    (Payments Due)

    NAME                                BALANCE
                                          DUE
- -----------                           -----------

ACCOUNTS WITH REMAINING BALANCES:
3T Tanakaya                             10,865.00
SECORE & NIEDZIALER                      6,894.65
Superior Retreading                     12,154.35
INLAND KENWORTH (Mike Kennedy)           7,121.51
PTO SALES & SERVICE                        493.41
Sanifill of Arizona (AAZ CRUSHERS)       4,745.00

                                      -----------
             TOTAL OF OPEN ACCOUNTS     42,273.92
                                      ===========

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